UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 3, 2019
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
6634 Hwy 53
Braselton, GA 30517
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 3, 2019 (the “Closing Date”) Fox Factory Holding Corp. (the “Company”, “us” or “we”), obtained a $250 million credit facility (the “Credit Facility”) led by Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Agent”) for a group of lenders (collectively, the “Lenders”). The Credit Facility provides for revolving loans, swing line loans and letters of credit (the “Revolving Line of Credit”) up to a maximum aggregate amount of $250 million (the “Revolving Loan Commitment”). The Credit Facility was established under a Credit Agreement entered into among the Company, the Agent and the Lenders dated June 3, 2019 (the “Credit Agreement”). All amounts outstanding under the Revolving Line of Credit will become due on June 3, 2024, which is the maturity date of loans advanced under the Revolving Line of Credit and the termination date of the Revolving Loan Commitment. Approximately $89.6 million of the Revolving Loan Commitment was advanced on the Closing Date and the proceeds thereof used in part to refinance certain indebtedness of the Company pursuant to its Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of May 11, 2016, between the Company and certain of its subsidiaries, as borrowers, and the lenders from time to time parties thereto and SunTrust Bank, as administrative agent (as previously amended, the “Prior Financing Agreement”) and to pay fees and expenses incurred in connection with the Credit Agreement. Future advances under the Revolving Line of Credit, will be used to finance working capital, capital expenditures and other general corporate purposes of the Company (including to fund acquisitions of additional businesses, permitted distributions and loans by the Company to its subsidiaries).

The Company may borrow, prepay and reborrow principal under the Revolving Line of Credit from time to time during its term. Advances under the Revolving Line of Credit can be either Eurodollar rate loans or base rate loans. Eurodollar rate revolving loans bear interest on the outstanding principal amount thereof for each interest period at a rate per annum equal to the London Interbank Offered Rate plus a margin ranging from 1.00% to 1.50%. Base rate revolving loans bear interest on the outstanding principal amount thereof at a rate per annum equal to the highest of (i) Federal Funds rate plus 0.50%, (ii) the rate of interest in effect for such day as publicly announced from time to time by the Agent as its “prime rate”, and (iii) Eurodollar Rate plus 1.00%, plus a margin ranging from 0% to 0.50%.

The Company will pay to the Agent on a quarterly basis, for the account of each Lender in accordance with its applicable percentage of the Revolving Loan Commitment, a commitment fee equal to the product of (i) a rate ranging from 0.20% to 0.35% per annum, based on its consolidated net leverage ratio, times (ii) the actual daily amount by which the Revolving Loan Commitment exceeds the sum of (A) the outstanding amount of revolving loans plus (B) the outstanding amount of letter of credit obligations, subject to adjustment. The Company will pay to the Agent on a quarterly basis, for the account of each Lender in accordance with its applicable percentage of the Revolving Loan Commitment, a letter of credit fee equal to a rate ranging from 1.00% to 1.50%, based on its consolidated net leverage amount, times the daily amount available to be drawn under such letters of credit.

The Revolving Line of Credit is secured by all of the assets of the Company and its domestic subsidiaries, including all of the Company’s and its domestic subsidiaries’ equity interests in their domestic subsidiaries, pursuant to a Guaranty and Security Agreement dated as of June 3, 2019 between the Company and its domestic subsidiaries, on one hand, and the Agent for the benefit of the Lenders, on the other hand (the “Security Agreement”).

Upon the occurrence of an event of default under the Credit Agreement, the Revolving Loan Commitment may be terminated, and all outstanding revolving loans and other obligations under the Credit Agreement may become immediately due and payable and any letters of credit then outstanding may be required to be cash collateralized, and the Agent and the Lenders may exercise any rights or remedies available to them under the Credit Agreement, the Security Agreement or any other documents delivered in connection therewith. Any such event may materially impair the Company’s ability to conduct its business.

The Company used approximately $89.6 million of Revolving Loan Commitment to pay all amounts outstanding under the Prior Financing Agreement as described in Section 1, Item 1.02 below and to pay the closing costs.

The foregoing brief description of the Credit Agreement is not meant to be exhaustive and is qualified in its entirety by the Credit Agreement itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 1    Registrant’s Business and Operations
Item 1.02    Termination of a Material Definitive Agreement.

Simultaneously with entering into the Credit Agreement, on June 3, 2019, the Company terminated the Prior Financing Agreement and repaid all outstanding amounts owing thereunder. The Prior Financing Agreement, originally dated as of May 11, 2016, was a $175 million secured credit facility (including incremental loans and commitments subsequent to May 11, 2016) with SunTrust Bank as agent for the lenders party thereto. The Prior Financing Agreement provided for a $100 million revolving line of credit commitment and a $75 million term loan. The Prior Financing Agreement was secured by all of the assets of the Company, including all of its equity interests in its domestic subsidiaries. As of June 3, 2019, the total amount of principal and accrued interest and fees outstanding under the Prior Financing Agreement was approximately $88.9 million. A copy of the Prior Financing Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 16, 2016.

Section 2    Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Credit Agreement is incorporated herein in its entirety.

Section 8    Other Events
Item 8.01    Other Events.

On June 3, 2019, the Company issued a press release announcing its entry into the Credit Agreement, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9     Financial Statements and Exhibits.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	Credit Agreement among Fox Factory Holding Corp., the financial institutions party thereto and Bank of America, N.A., dated as of June 3, 2019.	June 3, 2019
99.1	Press Release by Fox Factory Holding Corp. dated	June 4, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	June 4, 2019	By:	/s/ ZVI GLASMAN

Zvi Glasman
Chief Financial Officer and Treasurer